Exhibit 3.15

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 147943

The Registrar of Companies for Scotland hereby certifies that

CANADIAN HELICOPTERS (UK) LIMITED

having by special resolution changed its name, is now incorporated under the name of

CHC HOLDING (UK) LIMITED

Given at Companies House on 3rd November 2008

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 147943

The Registrar of Companies for Scotland hereby certifies that

ABLEFUN ENTERPRISES LIMITED

having by special resolution changed its name, is now incorporated under the name of

CANADIAN HELICOPTERS (UK) LIMITED

Given at Companies House, Edinburgh, the 21st December 1993

Registrar Of Companies

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 147943

The Registrar of Companies for Scotland hereby certifies that

ABLEFUN ENTERPRISES LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Edinburgh, the 8th December 1993

Registrar Of Companies

Company Number: 147943

COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

CANADIAN HELICOPTERS (UK) LIMITED

MEMORANDUM AND ARTICLES OF ASSOCIATION

(as amended by Special Resolutions dated 6th day of January 1994,

27th January 1994, 24th February 1994 and 16th March 1995)

11.05.95	dcl/canadian/8864001/meml - l

Company Number: 147943

COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

CANADIAN HELICOPTERS (UK) LIMITED

1.	The Company’s name is “CANADIAN HELICOPTERS (UK) LIMITED”

2.	The Company’s registered office is to be situated in Scotland.

3.	The Company’s objects are:

(a)	To carry on the business of a holding and investment company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee or nominees shares, stocks, bonds, notes, obligations and securities or investments of any kind or nature whatsoever and any options or rights in respect thereof or interests therein issued or guaranteed by any individual person, association, partnership, company or corporate body (whether limited or unlimited liability, constituted or carrying on any business in any part of the world) or by any government, sovereign, ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world and from time to time to dispose of, vary and deal with the same.

(b)	To acquire any such shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities or investments of any kind or nature whatsoever and any options or rights in respect thereof or interests therein by original subscription, contract, tender or purchase, exchange, underwritings, participation in syndicate or otherwise and whether or not fully paid-up, to subscribe for the same subject to such terms and conditions (if any) as may be thought fit and to exercise and enforce all or any rights or powers conferred by or arising therefrom or incidental thereto including (without prejudice to the generality of the foregoing) all such powers of veto or control as may be conferred or be capable of exercise whether by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof or otherwise.

(c)	To coordinate, finance, subsidise, manage, administer, control, supervise, direct or plan all or any part of the business and/or operations and/or activities of any kind or nature whatsoever of

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all or any companies or corporate bodies (whether with limited or unlimited liability and whether now or hereafter formed, constituted, incorporated or acquired in any part of the world) controlled directly or indirectly by the Company or in which the Company is interested whether as a shareholder or otherwise and whether directly or indirectly and to provide managerial and other executive, supervisory and consultant services for or in relation to any such company or corporate body upon such terms as may be thought fit.

(d)	To carry on all or any of the businesses of importers, exporters, wholesalers, retailers, manufacturers’ agents and representatives, commission agents, buyers, sellers, packers, distributors, hauliers, transporters and shippers of all articles of commerce and manufacturing, personal and household use and consumption, ornament, recreation and amusement, all raw materials, manufactured goods, materials, provisions and general produce; to carry on all or any of the businesses of haulage and transport contractors, shipping and forwarding agents, carriers by land, air and water of goods, wares and merchandise of every description, operators, hirers and letters on hire of, and dealers in motor and other vehicles, boats, tugs, barges, aircraft and vessels, conveyances and craft of every description; to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises; to create, establish and maintain an organisation for the purchase, sale, vending, distribution, advertisement or introduction of products, merchandise, goods, wares and commodities of every description; and to carry on business as proprietors and operators of showrooms for the sale and disposal of goods, wares and merchandise of all kinds; to carry on all or any of the businesses of general storekeepers and warehousemen, packing and removal proprietors, depository proprietors, packers and carriers of personal property of every description, discount and credit traders and mail order specialists; to issue warrants to persons warehousing goods with the Company and to lend money upon the security of such goods; and to manufacture, buy, sell and deal in all plant, machinery, articles, commodities, produce and things required for or capable of being used in connection with the above-mentioned businesses or any of them or likely to be required by any of the customers of or persons having dealings with the Company.

(e)	To start and carry on all or any of the businesses, trades or professions of builders, contractors, civil, aeronautical, constructional, mechanical and electrical engineers, and owners and managers of every form of transport by land, sea or air, financiers and dealers in foreign exchange, general merchants and traders, chemists, miners, metallurgists, importers and exporters and to buy, sell, manage and deal in property, raw materials and manufactured or semi-manufactured goods and commodities of all kinds.

(f)

To carry on any other manufacture, business or trade which can or may be advantageously carried on in conjunction with the before- mentioned trades or businesses or at any time carried on by or within the powers of the Company or which may be calculated, directly or indirectly, to enhance the value of the Company’s

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undertaking or property and for the above purposes to acquire by any means and carry on any existing business as a going concern.

(g)	To purchase, hire, lease, take in exchange or on partition or otherwise acquire, construct, build on, lay out, improve, erect, demolish and reconstruct, work, maintain, farm and develop any lands, factories, offices, shops, halls or places of recreation or other buildings, sports grounds, railways, wharves, docks, mines, minerals, roads, sewers, waterways or other easements or any rights or interests in relation thereto or any plant, machinery, stock-in-trade or any other real or personal property of any kind whatsoever or to co-operate with any other person or company in any of the matters aforesaid.

(h)	To purchase, apply for or otherwise acquire, maintain or renew any patent or patent rights, licences, copyright, options or other exclusive rights in relation to any invention or other work in any country whatsoever and/or to develop, finance and otherwise exploit the same and to expend moneys of the Company in testing, experimenting upon or improving any such invention or work.

(i)	To purchase or otherwise acquire for cash, shares, debentures or such other consideration as the Company may deem fit any business of any person or company whose business is of similar nature to any business which may be within the scope or of any of the objects of the Company or which may at any time hereafter be carried on by the Company or which is calculated to benefit the Company or to advance its interests or possessed of property suitable for the purposes of the Company which the Company is authorised to carry on (together with goodwill, premises, stock-in-trade, book debts and other assets and whether as a going concern or otherwise and whether subject or not to any liabilities or equities affecting the same) or to acquire any interest in any such business or to acquire the whole or any part of the undertaking or assets or liabilities of any company or person either in the United Kingdom or in any of the countries or territories specified in Part I of Schedule 14 to the Companies Act 1985 or in any other part of the world.

(j)	To amalgamate with any person or company carrying on business of a like or similar nature to that carried on by the Company or to acquire any such business or any interest therein, either by purchase or otherwise and to enter into partnership or into profit sharing arrangements, union of interests, co-operation, joint venture or reciprocal concession or participate in any way with or assist or subsidise any company or person and to guarantee the contracts of any company or person.

(k)	To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition or taking over of all or any of the assets or liabilities of the Company or the promotion of which shall be in any manner calculated to advance, directly or indirectly, the objects or the interests of the Company and to acquire, hold or dispose of shares, stocks or securities issued by or any other obligations of any such other company.

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(1)	Either with or without the Company receiving any consideration or advantage, direct or indirect, from giving any such guarantee and so as to be an independent object of the Company, to guarantee the performance of the obligations of others including the payment of capital or principal together with any premium of and any dividends or interest on or other payment in respect of loans, credits, stocks, shares or securities or other obligations of any nature whatsoever and, without limiting the generality of the foregoing, obligations for the repayment of money and/or discharge of liabilities, both present and future, actual or contingent and insofar as the same is not prohibited by law, obligations and liabilities incurred in connection with or for the purpose of the acquisition of shares in the Company or in any company which is for the time being the Company’s holding company (as defined by Section 736 of the Companies Act 1985) or the Company’s parent undertaking (as defined by Section 258 of the Companies Act 1985) due, owing or incurred to bankers or any other person of any company, firm or person and, in particular, (but not by way of limitation) of the Company’s holding company or parent undertaking or any company which is contemplated to become the Company’s holding company or parent undertaking or a subsidiary or a wholly-owned subsidiary (as defined by the said Section 736) or a subsidiary undertaking (as defined by the said Section 258) of the Company or of the Company’s holding company, or otherwise associated with the Company in business or of any company, firm or person which the directors of the Company shall think appropriate and to create mortgages, charges or liens upon all or any of the property or assets of the Company (both present and future) including its uncalled capital in support of such guarantees or otherwise as security for any such obligations and liabilities of others.

(m)	Subject to the Companies Act 1985, to give financial assistance directly or indirectly for the purchase of any of its own shares or the shares of its holding company.

(n)	To sell, exchange, let on lease or on hire or otherwise dispose of or grant any licence or privilege in respect of all or any part of the undertaking of the Company as a going concern or otherwise and/or any property and assets of the Company on such terms and subject or not to any restrictions and conditions and for any consideration whether payable in cash or wholly or in part by fully or partly paid-up shares, stock, debentures or debenture stock or other securities or obligations of any other company or otherwise.

(o)	To borrow or raise money in any manner for the purposes of the Company in any currency and to give security of whatsoever nature for the repayment thereof, whether by the issue of debentures, debenture stock, mortgages, bonds or other instruments and with or without a fixed or floating charge secured on the undertaking of all or any of the assets of the Company including its uncalled capital and generally on such terms and conditions as the Company may deem fit.

(p)	To receive money on deposit either without security or secured by debentures, debenture stock (perpetual or terminable), mortgage or other security charged on the undertaking or on all or any of

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the assets of the Company including uncalled capital and generally to act as bankers.

(q)	To pay for any property or rights acquired by the Company either in cash or by the issue of fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine.

(r)	To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares or stock of any company or corporation, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgages or other securities of any company or corporation or partly in one mode and partly in another and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(s)	To lend money or give credit to any person or company, including customers and others and to enter into and give guarantees for the due performance by any person or company of his or its obligations and in either case with or without security.

(t)	To apply for or promote any Act of Parliament or any charter, provisional order or licence or other privilege of or from the Government or any department thereof or any local authority or the legislature government or other authority of any British dominion, colony or dependency or any foreign country, or to oppose any Act, charter, order or proceeding which the Company may deem prejudicial to its interests.

(u)	To subscribe for, underwrite, purchase, take and hold any shares, stocks, debentures, debenture stock or other securities of and in any company or body or to promote, float, finance, subsidise or assist any such company or body or to join with others in so doing.

(v)	To apply for or accept from any government or authority or corporation any contract, right, concession, charter or privilege and to work and develop the same or to agree to any modifications thereof from time to time.

(w)	To act as or to employ agents, trustees or brokers and to employ experts, consultants and valuers to investigate and examine the condition, prospects, value, character and circumstances of any business concerns and undertakings and generally of any assets, property or rights.

(x)	To distribute among the members of the Company in specie any of the assets of the Company or any shares, stocks or securities or property of which the Company shall have power to dispose.

(y)	To pay any person or company for services rendered in acquiring

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or disposing of any shares, stocks, debentures, land or other asset and to pay any expenses incurred in or incidental to the promotion, formation or incorporation of the Company and to procure the Company to be registered or recognised in any other country or place either within England or elsewhere; and generally to promote or establish or concur or participate in promoting or establishing any company, fund or trust and to underwrite and apply for the shares or securities of any company, fund or trust and generally to subscribe for, purchase, hold, sell and deal and traffic in shares and securities of every description and to pay any expenses incurred in or incidental to any such promotion or establishment,

(z)	To remunerate the Directors, officials, employees and servants of the Company out of or in proportion to, the returns or profits of the Company or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise as the Company may think proper to formulate and carry into effect any scheme for sharing the profits of the Company with employees of the Company or any of them.

(aa)	(i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and (ii) to such extent as may be permitted by law or otherwise to indemnify or to exempt any such person against or from any such liability.

(ab)

To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension, superannuation or life assurance funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company, or any company which is allied to or associated with the Company, or who are or were at any time directors or officers of the Company or of any such company as aforesaid and wives, widows, families and dependants or former dependants of any such persons and also to establish and subsidise and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit or to advance the interests and well-being of the Company or of any such other company as aforesaid or any of their respective employees and to make payments to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid,

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either alone or in conjunction with any other such company as aforesaid.

(ac)	To make donations to such persons and to subscribe to and support all such associations, foundations, trusts and institutions (whether charitable or otherwise) as the Directors may decide to be calculated to benefit the Company or its trade or business or to benefit past, present or future employees of the Company or their dependants or connections.

(ad)	To do all or any of the things or matters aforesaid in any part of the world and either as principal, agent, contractor, trustee or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others and to do all such things as may be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled or incorporated or elsewhere, and that the objects specified in each paragraph of this clause, except where the context expressly so requires, shall be separate and independent objects of the Company, and shall not be limited or restricted by reference to the terms of any other paragraph or the name of the Company but may be carried out and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

4.	The liability of the members is limited.

5.	The Company’s share capital is £1,000 divided into 1,000 shares of £1 each.

Note:	The Company’s share capital was increased to £15,000,000 divided into 5,259,000 non-cumulative redeemable, convertible voting “A” Preference Shares of £1 each, 1,052,000 non-cumulative redeemable convertible voting “B” Preference Shares of £1 each and 8,688,000 Ordinary Shares of £1 each by a Special Resolution passed on 24th February 1994.

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WE, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum and we agree to take the number of shares shown opposite our respective names.

Names and addresses of Subscribers	Number of shares taken by each Subscriber
Jordan Nominees (Scotland) Limited 24 Great King Street Edinburgh EH3 6QN	1

Oswalds International Formations Limited 24 Great King Street Edinburgh EH3 6QN	1

TOTAL SHARES TAKEN	2

DATED the Eighth day of December, 1993

WITNESS to the above Signatures:

Cathie Balneaves

24 Great King Street

Edinburgh

EH3 6QN

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